Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Voya Mutual Funds

We consent to the use of our reports dated December 26, 2014, with respect to the financial statements of Voya Global Value Advantage Fund (formerly, Voya International Value Equity Fund) and Voya Global Natural Resources Fund, each a series of Voya Mutual Funds, incorporated herein by reference and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG

Boston, Massachusetts

January 22, 2015